SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2005

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-7817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events.

On May 13, 2005, William Carey, our chairman, chief executive officer and president, and Evangelos Evangelou, our chief operating officer, each adopted a written plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the purpose of selling a portion of their Central European Distribution Corporation equity holdings. Mr. Carey’s plan covers the possible exercise and sale of up to 150,000 shares of common stock subject to options over the period that commenced May 17, 2005, and will end no later than March 31, 2006, subject to market conditions and the terms of the plan. Mr. Evangelou’s plan covers the possible exercise and sale of up to 90,000 shares of common stock subject to options over the period that commenced May 16, 2005, and will end no later than March 30, 2006, subject to market conditions and the terms of the plan.

A Rule 10b5-1 plan is designed to enable a corporate insider to avoid any real or perceived conflict of interest in connection with the trading of company securities. A written plan is established at a time when the corporate insider does not have material inside information. Once the plan is executed, the corporate insider does not retain any discretion over the securities traded as the broker administering the plan is authorized to trade company securities in volumes and at prices determined independently by the broker, subject to the terms set forth in the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2005	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary